UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2012

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (407) 333-7440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2012, Ruth’s Hospitality Group, Inc. (the “Company”) held its annual meeting of stockholders to vote on the following proposals:

Proposal One: The Board of Directors recommended six nominees to stand for election at the 2012 annual meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2013 annual meeting and until their successors have been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael P. O’Donnell	19,277,793	423,134	9,281,709
Robin P. Selati	18,912,475	788,452	9,281,709
Carla R. Cooper	19,094,803	606,124	9,281,709
Bannus B. Hudson	19,099,172	601,755	9,281,709
Robert S. Merritt	19,428,227	272,700	9,281,709
Alan Vituli	19,432,535	268,392	9,281,709

Proposal Two: The Board of Directors selected KPMG LLP to serve as the independent registered public accounting firm for the Company for fiscal year 2012. The Board of Directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the 2012 annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accounting firm for the Company for fiscal year 2012.

For	Against	Abstain
28,370,988	538,238	73,410

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC. (registrant)

May 18, 2012	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer

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